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                                                                   EXHIBIT 10.18

                       PREFERRED STOCK EXCHANGE AGREEMENT

         This Preferred Stock Exchange Agreement (this "Agreement"), effective as of January ___, 2001, is by and between TELESCAN, INC., a Delaware corporation (the "Company"), and R2 FUNDING, LTD., a Cayman Islands Exempted Company (the "Investor").

         WHEREAS, Investor is the owner of 60,000 shares of Class A 5% Convertible Preferred Stock (the "Class A Preferred Stock"), of the Company; and

         WHEREAS, Investor and the Company have agreed to exchange such shares of Class A Preferred Stock for a new class of preferred stock from the Company entitled "Class B 4% Convertible Preferred Stock" pursuant to a
"recapitalization" within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Return of Class A Preferred Stock and Cancellation; Exchange for Class B Preferred Stock. On the date hereof, Investor shall deliver the certificate representing its shares of Class A Preferred Stock to the Company. In exchange for Investor's delivery of the certificate representing its shares of Class A Preferred Stock, the Company shall issue and deliver to Investor 60,000 shares of the Company's Class B 4% Convertible Preferred Stock (the "Shares" or "Convertible Preferred") having the rights, designations and preferences set forth in Schedule I hereto.

         2. Release of Claims. Investor hereby waives any claims and rights which it ever had, now has or hereafter can, shall or may have against the Company arising out of, relating to or in connection with the acquisition or ownership of the Class A Preferred Stock.

         3. Representations and Warranties of the Investor. Investor hereby makes the following representations and warranties to the Company:

                  (a) Authorization, Enforcement. (i) Investor has the requisite power and authority to enter into and perform this Agreement and to acquire the Shares hereunder, (ii) the execution and delivery of this Agreement by Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary partnership action, and (iii) this Agreement constitutes a valid and binding obligation of Investor enforceable against Investor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (b) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not and will not



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(i) result in a violation of Investor's organizational documents , (ii) conflict with any agreement, indenture or instrument to which Investor is a party, or
(iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Investor. Investor is not required to obtain any consent or authorization of any governmental agency in order for it to perform its obligations under this Agreement

                  (c) Status of Class A Preferred Stock and Investor. Investor is not, and never has been, an "affiliate" of the Company (as such term is defined in the Securities Act of 1933, as amended (the "Act"), and the rules thereunder) and has held the shares of Class A Preferred Stock for more than two years as prescribed by, and in accordance with, Rule 144 under the Act.

         4. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to Investor:

                  (a) Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries except as listed in Exhibit A hereto. The Company and each such subsidiary, if any, is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlled by such entity taken as a whole.

                  (b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required except for any stockholder approval required by the terms of the Company's listing agreement with Nasdaq or the rules of such organization, (iii) this Agreement has been duly executed and delivered by the Company, (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application, and (v) prior to the date hereof a Certificate of Designations which authorizes the Convertible Preferred as provided in Schedule I will have been filed with the Delaware Secretary of State and will be in full force and effect, enforceable against the Company in accordance with its terms.

                  (c) Capitalization. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock and 10,000,000 shares of preferred stock; there are


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approximately 16,296,026 shares of Common Stock and 120,000 shares of Class A
Preferred Stock issued and outstanding; and, upon issuance of the Shares in accordance with the terms hereof and pursuant to similar agreements of like tenor, there will be approximately 16,296,026 shares of Common Stock and 120,000 shares of Class B 4% Convertible Preferred Stock issued and outstanding. All of the outstanding shares of the Company's capital stock have been validly issued and are fully paid and nonassessable. Except as set forth in Exhibit A hereto and as described in the SEC Documents (as hereinafter defined), no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

                  (d) Issuance of Shares. The issuance of the Shares has been duly authorized and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued, fully paid and non-assessable and entitled to the rights and preferences set forth in Schedule I hereto. The Company shall have authorized and reserved for issuance upon conversion of the Class B 4% Convertible Preferred Stock 3,000,000 shares of Common Stock (the "Reserved Amount"), which number shall not be reduced, but which shall be appropriately adjusted by the Board of Directors, acting in good faith, in the event of stock splits, dividends or other distributions, or other events so as to carry out the intentions of this Agreement. If the Reserved Amount for any three consecutive trading days shall be less than 125% of the number of shares of Common Stock issuable upon conversion of the Convertible Preferred, the Company shall immediately notify all holders of the Convertible Preferred of such occurrence and shall take action as soon as possible, but in any event within 60 days (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the Convertible Preferred. The Common Stock issuable upon conversion of the Convertible Preferred will be duly authorized, validly issued, fully paid and nonassessable and the holders shall be entitled to all rights and preferences accorded to a holder of Common Stock.

                  (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Charter or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and


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regulations) applicable to the Company or any of its subsidiaries or by which any property or assets of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing (other than the filing of the Certificate of Amendment with the Delaware Secretary of State) or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, NASD, stock exchange or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant hereto); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

                  (f) SEC Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed on a timely basis all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1997 pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC under the Act since July 1, 1996 (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has delivered or made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Act or the Exchange Act as the case may be and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto) and fairly present in all material



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respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                  (g) No Material Adverse Change. Since the date through which the most recent report of the Company on Form 10-K or Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company or its subsidiaries.

                  (h) No Undisclosed Liabilities. The Company and its subsidiaries have no material liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since the date of the most recently filed SEC Documents which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                  (i) No Undisclosed Events or Circumstances. To the best knowledge of the Company, no event or circumstance has occurred or exists with respect to the Company or its subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

                  (j) Freely Tradeable Shares. The Shares issued hereunder are freely tradeable without restrictions as to timing or amount or otherwise and are unlegended (except as respects Delaware law concerning preferred stock).

         5. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto.

         6. Entire Agreement, Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         7. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to



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such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

                  to the Company:   Roger C. Wadsworth
                                    Senior Vice President
                                    Telescan, Inc.
                                    5959 Corporate Drive, Suite 2000
                                    Houston, Texas 77036

                  with copies to:   David F. Taylor
                                    Locke Liddell & Sapp LLP
                                    600 Travis, 32nd Floor
                                    Houston, Texas 77002-3095

                  to the Investor:  At the address set forth at the foot of this
                                    Agreement

         Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other party hereto.

         8. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         9. Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. The assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

         10. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of Texas without regard to such state's principles of conflict of laws.

         12. Survival. The representations and warranties of the Company and Investor contained in Sections 3 and 4 and shall survive the Closing.

         13. Execution. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed signature page(s) to be physically delivered to the other party within five days of the execution hereof.


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         14. Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

                                         TELESCAN, INC.

                                         By:
                                            ------------------------------------
                                         Name:
                                              ----------------------------------
                                         Title:
                                               ---------------------------------


                                         R(2) FUNDING, LTD.

                                         By: Amalgamated Gadget, L.P., as
                                             Investment Manager

                                             By: Scepter Holdings, Inc., general
                                                 partner

                                             By:
                                                --------------------------------
                                                Geoffrey Raynor, President

                                         Address:

                                         c/o Amalgamated Gadget, L.P.,
                                             as Investment Manager
                                             Attn: Geoffrey Raynor
                                             301 Commerce Street, Suite 2975
                                             Fort Worth, Texas  76102




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